Articles of Amendment
to
Articles of Incorporation
of

FILED
2015 DEC -3 AM 11:59
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Atlas Technology Group Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P15000065631

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

Moxie Motion Pictures Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. **Enter new principal office address, if applicable:**
(Principal office address ***MUST BE A STREET ADDRESS*** *)*

C. **Enter new mailing address, if applicable:**
(Mailing address ***MAY BE A POST OFFICE BOX****)*

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
2) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
3) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
4) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
5) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________
6) ____ Change	______	____________________	____________________
____ Add			____________________
____ Remove			____________________

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Please see attached Schedule 1

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

Schedule 1

AMENDMENT TO ARTICLES OF INCORPORATION
OF ATLAS TECHNOLOGY GROUP Inc.

Article IV of the Corporation's Articles of Incorporation is hereby amended to include the added following language:

Authorization of a Reverse Split of the Common Stock of the Company:

Simultaneously with respect to this amendment ("The Effective Date being November 12th 2015"), all shares of common stock issued and outstanding shall be and hereby automatically combined and reclassified as follows: Each two thousand five hundred (2500) shares of common stock issued and outstanding shall be combined and reclassified (the "Reverse Split") as one (1) share of common stock. Fractional shares will be rounded up to the nearest whole share.

****

IN WITNESS WHEREOF, ATLAS TECHNOLOGY GROUP INC. has caused this Certificate of Designation to be signed by Cortney Morris, its President, on this 30th of October, 2015

Atlas Technology Group Inc.

By: ______________________

Cortney Morris, President

The date of each amendment(s) adoption: October 30th, 2015, if other than the date this document was signed.

Effective date if applicable: 11/12/2015

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

■ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated ______________________

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Corney Morris

(Typed or printed name of person signing)

President, Director

(Title of person signing)